SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D. C.  20549


                               FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE

                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2001

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
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             (Exact name of registrant as specified in its charter)



        South Carolina            1-11429              56-0233140
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(State or other jurisdiction    (Commission          (IRS Employer
  of incorporation)              File Number)     Identification No.)



1426 Main Street, Columbia, South Carolina                   29201
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (803) 217-9000



                                 Not applicable
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     (Former name or former address, if changed since last report)












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Item 5.  Other Events.


On February  12, 2001 Public  Service  Company of North  Carolina,  Incorporated
(PSNC) announced its earnings for the fiscal year ended December 31, 2000. PSNC reported a gross margin of $172 million, operating income of $57 million and income before the cumulative effect of a change in accounting principle of $21 million. As a result of a change adopted in the first quarter of 2000 in the method of accounting for unbilled revenue, PSNC reported additional income, net of taxes, of $7 million. Net income for the year was $28 million.




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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                  PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED
                                 (Registrant)




February 12, 2001                   By: s/Mark R. Cannon
                                        Mark R. Cannon
                                        Controller








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